Phone (310) 694-3590 Fax (310) 410-0371 www.kabanico.com

May 25, 2007

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: CHINA NATURAL GAS, INC.

File No. 001-31539

We have read the statements that we understand China Natural Gas, Inc. will include under Item 4.01 of the Form 8-K report, dated May 21, 2007, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,